UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2009
STARBUCKS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington (State or Other Jurisdiction of Incorporation or Organization)	0-20322 (Commission File Number)	91-1325671 (IRS Employer Identification No.)
2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices)
(206) 447-1575
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On January 6, 2009, the Board of Directors of Starbucks Corporation (the “Company”) approved amendments to the Company’s amended and restated bylaws (as amended, the “Amended Bylaws”). The principal changes effected by the adoption of the Amended Bylaws were (i) expanded information requirements for any shareholder proposing director nominations or any other business for consideration at a meeting of shareholders, including disclosure of hedging, derivative interests and other similar ownership arrangements; (ii) revised advance notice provisions to ensure that such provisions are clear and unambiguous and that compliance with the notice procedures set forth in the Amended Bylaws is the exclusive means for a shareholder to make nominations or submit other business at a meeting of shareholders (other than proposals governed by Rule 14a-8 under the Securities Exchange Act of 1934); (iii) revisions to make indemnification of employees and agents of the Company at the discretion of the Board rather than mandatory; (iv) revisions of the notice provisions to reflect recent changes to the Washington Business Corporation Act (“WBCA”) regarding electronic notice and transmission; and (v) deletion of the Conflicts of Interest section since potential conflicting transactions are covered under the Company’s Standards of Business Conduct and the WBCA. The Amended Bylaws also contain certain other clarifying and conforming changes. The Amended Bylaws became effective on January 6, 2009. The preceding is qualified in its entirety by reference to the Company’s Amended Bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.2	Starbucks Corporation Amended and Restated Bylaws

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STARBUCKS CORPORATION
Dated: January 12, 2009
By:	/s/ Howard Schultz
Howard Schultz
chairman, president and chief executive officer

EXHIBIT INDEX

Exhibit
Number	Description

3.2	Starbucks Corporation Amended and Restated Bylaws